Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Annual Report of Element 21 Golf Company. on Form 10-KSB of our report dated December 16, 2004, relating to the financial statements of Element 21 Golf Company for the fiscal year ended June 30, 2004.

LAZAR LEVINE & FELIX LLP

New York, New York
November __, 2005